Exhibit 10.2

E: lou@bevilacquapllc.com

T: 202.869.0888

W: bevilacquapllc.com

By Electronic Mail

fchaves@fusion-fuel.eu

August 3, 2026

Frederico Figueira de Chaves

Chief Executive Officer

Fusion Fuel Green PLC

9 Pembroke Street Upper

Dublin D02 KR83

Ireland

Re: Supplement to Engagement Agreement No. 3

Dear Frederico:

This letter agreement (this “Supplement”) amends and supplements our existing letter agreement, dated October 30, 2024 (the “Original Engagement Letter”), the letter agreement, dated June 3, 2025 (the “General Counsel Services Supplement”), the letter agreement, dated December 31, 2025 (the “Supplement No. 1”), and the letter agreement, dated May 29, 2026 (the “Supplement No. 2” and together with the Original Engagement Letter, the General Counsel Services Supplement, and the Supplement No. 1, the Prior Engagement Letters), each between Bevilacqua PLLC (“BPLLC” or “we”) and Fusion Fuel Green PLC (“you”). Except as provided herein, the Prior Engagement Letters remain unmodified and in full force and effect.

As of July 31, 2026, Fusion Fuel Green PLC has an outstanding balance with BPLLC in the amount of $637,157.36. The balance comprises of $31,250.01 owed for certain SEC Maintenance Services (as defined in the Supplement No. 2), and $605,907.75 owed for certain other services (the “Non-SEC Maintenance Services”), pursuant to the Prior Engagement Letters.

BPLLC and Fusion Fuel Green PLC hereby agree to the following terms for repayment and reduction of the outstanding balance:

1) Discount on Non-SEC Maintenance Services Balance. BPLLC agrees to apply a fifteen percent (15%) discount to the outstanding balance owed for the Non-SEC Maintenance Services. Accordingly, the balance owed for the Non-SEC Maintenance Services shall be reduced from $605,907.75 to $515,021.59.

2) Equity Consideration. You shall issue to BPLLC Class A Ordinary Shares having a value of One Hundred Thousand Dollars ($100,000) at a twenty percent (20%) discount to the market price of the Class A Ordinary Shares (the “Equity Consideration”). Accordingly, the balance owed for the Non-SEC Maintenance Services shall be further reduced by $100,000 upon issuance of the Equity Consideration. In connection with the issuance of the Equity Consideration, BPLLC shall be entitled to piggyback registration rights with respect to the Equity Consideration, such that if you file a registration statement under the Securities Act of 1933, as amended, BPLLC shall have the right to include all or any portion of the Equity Consideration in such registration, subject to customary underwriter cutbacks and other standard terms.

800 Connecticut Ave., NW, Suite 300

Washington, DC 20006

PG. 2 August 3, 2026

3) Disclosure Regarding Equity Consideration; Independent Counsel; Informed Consent. You acknowledge that the terms of the Equity Consideration described above are fair and reasonable to you, and this Supplement fully discloses those terms in writing in a manner that we believe you can reasonably understand. Because our acceptance of the Equity Consideration in satisfaction of a portion of the outstanding balance constitutes a business transaction with you, and gives us a pecuniary interest that may be adverse to your interests, as our client, we advise you in writing that it is desirable for you to seek, and we recommend that you seek, the advice of independent legal counsel regarding the Equity Consideration before agreeing to its terms, and you acknowledge that you have had a reasonable opportunity to do so before executing this Supplement. We are not representing you in connection with your evaluation of, or decision to accept, the Equity Consideration. By executing this Supplement, you give your informed consent, in writing, to the essential terms of the Equity Consideration described above and to our role in this transaction as described in this paragraph.

4) Initial Cash Payment. Upon execution of this Supplement, you shall pay to BPLLC a minimum of Two Hundred Fifty Thousand Dollars ($250,000), provided that you shall use commercially reasonable efforts to pay to BPLLC Three Hundred Thousand Dollars ($300,000), and such payment shall be applied to the balance owed for Non-SEC Maintenance Services.

5) The remaining balance under the Prior Engagement Letters shall remain due and payable in accordance with the terms thereof except as otherwise expressly provided hereby.

[Signature page follows]

PG. 3 August 3, 2026

You hereby represent and warrant to us that this Supplement has been approved by your board of directors. We appreciate the opportunity to be of service to you and look forward to our continuing relationship.

Very truly yours,

Bevilacqua PLLC

By:	/s/ Louis A. Bevilac
Louis A. Bevilacqua
Managing Member

ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

Fusion Fuel Green PLC

By:	/s/ Frederico Figueira de Chaves
Name:	Frederico Figueira de Chaves
Title:	Chief Executive Officer